Exhibit 99.2

Rithm Capital Corp. Announces Commencement of Tender Offer for 6.250% Senior Unsecured Notes Due 2025

NEW YORK—(BUSINESS WIRE)—March 4, 2024—Rithm Capital Corp. (NYSE: RITM; “Rithm”) announced today that it has commenced a cash tender offer (the “Tender Offer”) for up to $275 million of Rithm’s $550 million in aggregate principal amount of outstanding 6.250% Senior Unsecured Notes due 2025 (the “2025 Notes”), on the terms and subject to the conditions set forth in Rithm’s Offer to Purchase dated March 4, 2024.

The Tender Offer will expire at 5:00 p.m., New York City time, on April 1, 2024 (the “Expiration Time”), unless extended or earlier terminated by Rithm. Rithm reserves the right to amend, extend or terminate the Tender Offer at any time subject to applicable law.

Certain information regarding the 2025 Notes and the terms of the Tender Offer is summarized in the table below.

Title of Security	CUSIP Number(1)	Principal Amount Outstanding	Tender Cap	Total Consideration(2)	Early Tender Payment(2)	Tender Offer Consideration(2)
6.250% Senior Unsecured Notes due 2025	64828T AA0 U65228 AA3	$550,000,000	$275,000,000	$1,000.00	$30.00	$970.00

(1)	CUSIPs are provided for the convenience of Holders. No representation is made as to the correctness or accuracy of such numbers.

(2)
Per $1,000 principal amount of 2025 Notes accepted for purchase. Holders who validly tender and do not validly withdraw their 2025 Notes and whose 2025 Notes are accepted for purchase in the Tender Offer will also be paid accrued and unpaid interest from and including the interest payment date immediately preceding the applicable settlement date to, but not including, the applicable settlement date.

Each holder who validly tenders, and does not validly withdraw, its 2025 Notes on or prior to 5:00 p.m., New York City time, on March 15, 2024, unless extended (such date and time, as the same may be extended, the “Early Tender Deadline”) will be entitled to an early tender payment, which is included in the total consideration above, of $30.00 for each $1,000 principal amount of 2025 Notes validly tendered by such holder, if such 2025 Notes are accepted for purchase pursuant to the Tender Offer.

Holders validly tendering, and not validly withdrawing, 2025 Notes after the Early Tender Deadline and on or before the Expiration Time will be eligible to receive only the tender offer consideration, which represents the total consideration less the early tender payment.

In addition, holders whose 2025 Notes are accepted for payment in the Tender Offer will receive accrued and unpaid interest from the last interest payment date to, but not including, the applicable settlement date for their 2025 Notes purchased pursuant to the Tender Offer. The 2025 Notes tendered prior to 5:00 p.m., New York City time, on March 15, 2024 (the “Withdrawal Deadline”), may be withdrawn at any time prior to the Withdrawal Deadline. 2025 Notes tendered after the Withdrawal Deadline may not be withdrawn.

Subject to the satisfaction or waiver of certain conditions, Rithm reserves the right, following the Early Tender Deadline, to accept for purchase prior to the Expiration Time all 2025 Notes validly tendered on or prior to the Early Tender Deadline (the “Early Settlement Election”). Rithm will announce whether it intends to exercise the Early Settlement Election (the “Early Settlement Announcement”) following the Early Tender Deadline. If Rithm exercises the Early Settlement Election, it will pay the total consideration promptly following the Early Settlement Announcement, which is currently expected to occur on March 19, 2024, subject to all conditions of the Tender Offer having been satisfied or waived by Rithm (the “Early Settlement Date”), plus accrued and unpaid interest on the purchased 2025 Notes from the interest payment date for the 2025 Notes immediately preceding the Early Settlement Date to, but not including, the Early Settlement Date.

Rithm’s obligation to accept for purchase, and to pay for, 2025 Notes validly tendered and not validly withdrawn pursuant to the Tender Offer is subject to the satisfaction or waiver of certain conditions, including, but not limited to, the condition that Rithm shall have completed a debt financing on terms and conditions satisfactory to it (the “Financing Condition”). The complete terms and conditions of the Tender Offer are set forth in the Tender Offer documents that are being sent to holders of 2025 Notes. Holders of 2025 Notes are urged to read the Tender Offer documents carefully.

Rithm has retained Citigroup Global Markets Inc. to act as dealer manager in connection with the Tender Offer. Questions about the Tender Offer may be directed to Citigroup Global Markets Inc. at (800) 558-3745 (toll free) or (212) 723-6106 (collect) or email ny.liabilitymanagement@citi.com. Copies of the Tender Offer documents and other related documents may be obtained from D.F. King & Co., Inc., the tender and information agent for the Tender Offer, at (212) 269-5550 (banks and brokers) or (800) 578-5378 (toll free) or email RITHM@dfking.com.

The Tender Offer is being made solely by means of the Tender Offer documents. Under no circumstances shall this press release constitute an offer to purchase or sell or the solicitation of an offer to purchase or sell the 2025 Notes or any other securities of Rithm or any other person, nor shall there be any offer or sale of any 2025 Notes or other securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In addition, nothing contained herein constitutes a notice of redemption of the 2025 Notes. No recommendation is made as to whether holders of the 2025 Notes should tender their 2025 Notes.

ABOUT RITHM CAPITAL

Rithm Capital (NYSE: RITM) is a global asset manager focused on real estate, credit and financial services. Rithm makes direct investments and operates several wholly-owned operating businesses. Rithm’s businesses include Sculptor Capital Management, Inc., an alternative asset manager, as well as Newrez LLC, and Genesis Capital LLC, leading mortgage origination and servicing platforms. Rithm seeks to generate attractive risk-adjusted returns across market cycles and interest rate environments. Since inception in 2013, Rithm has delivered approximately $5.0 billion in dividends to shareholders. Rithm is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes and is headquartered in New York City.

FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the Company’s intention to issue the notes and the intended use of proceeds of the offering. Forward-looking statements are not historical in nature and can be identified by words such as “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “continue,” “intend,” “should,” “would, “could,” “goal,” “objective,” “will,” “may,” “seek,” or similar expressions or their negative forms. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time and are beyond our control. Forward-looking statements speak only as of the date they are made. Rithm does not assume any duty or obligation (and does not undertake) to update or supplement any forward-looking statements. Because forward-looking statements are, by their nature, to different degrees, uncertain and subject to numerous assumptions, risks and uncertainties, actual results or future events, circumstances or developments could differ, possibly materially, from those that Rithm anticipated in its forward-looking statements, and future results and performance could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, those set forth in the section entitled “Risk Factors” in Rithm’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC, and other reports filed by Rithm with the SEC, copies of which are available on the SEC’s website, www.sec.gov. The list of factors presented here is not, and should not be, considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements.

Contacts

Investor Relations
(212)-850-7770
ir@rithmcap.com

Media
Jon Keehner / Sarah Salky / Erik Carlson
Joele Frank, Wilkinson Brimmer Katcher
(212)-355-4449
ritm-jf@joelefrank.com